                                                                     EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, is made and entered into as of May 29, 1997 ("Merger Agreement"), among Fractal Design Corporation, a California
       ----------------
corporation ("Fractal" or the "Surviving Corporation"), and Rook Acquisition
              -------          ---------------------
Corp., a Delaware corporation ("Sub"; Fractal and Sub are sometimes jointly
                                ---
referred to herein as the "Constituent Corporations").
                           ------------------------

     INTENDING TO BE LEGALLY BOUND, and in consideration of the promises and material covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

                                   ARTICLE I

                                   The Merger
                                   ----------

     1.1  Merger of Sub With and Into Fractal.
          -----------------------------------

          (a) Agreement to Acquire Fractal.  Subject to the terms of this Merger
              ----------------------------
Agreement and in accordance with the Agreement and Plan of Reorganization dated as of February 11, 1997 (the "Reorganization Agreement") among Fractal, Sub and
                              ------------------------
MetaTools, Inc. ("MetaTools"), Fractal shall be acquired by MetaTools through a
                  ---------
merger (the "Merger") of Sub into Fractal.  As used herein, the term "MetaTools
             ------                                                   ---------
Common Stock" shall mean the Common Stock, par value $0.001 per share, of
------------
MetaTools, and the term "Closing" shall mean the closing of the Merger pursuant
                         -------
to the Reorganization Agreement.

          (b) Effective Time of the Merger.  The Merger shall become effective
              ----------------------------
at such time (the "Effective Time of the Merger") as this Merger Agreement and
                   ----------------------------
officers' certificates of each Constituent Corporation are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law.

          (c) Surviving Corporation.  At the Effective Time of the Merger, Sub
              ---------------------
shall be merged into Fractal and the separate corporate existence of Sub shall cease. Fractal shall be the surviving corporation in the Merger, and the separate corporate existence of Fractal, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     1.2  Effect of the Merger; Additional Actions.
          ----------------------------------------

          (a) Effects.  The Merger shall have the effects set forth in Section
              -------
1107 of the California General Corporation Law.

          (b) Additional Actions.  If, at any time after the Effective Time of
              ------------------
the Merger, the Surviving Corporation shall consider or be advised that any further action is necessary or desirable to carry out the purposes of the Reorganization Agreement and to vest the Surviving Corporation with full right, title and possession to the assets, property, rights, privileges, powers and franchises of Fractal and Sub, the officers and directors of Fractal and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                          The Constituent Corporations
                          ----------------------------

     2.1  Organization of Fractal.
          -----------------------

          (a) Incorporation.  Fractal was incorporated under the laws of the
              -------------
State of California on April 10, 1991.

          (b) Authorized Stock.  Fractal is authorized to issue an aggregate of
              ----------------
fifty-five million (55,000,000) shares of Common Stock ("Fractal Common Stock")
                                                         --------------------
and five million (5,000,000) shares of Preferred Stock ("Fractal Preferred
                                                         -----------------
Stock").

          (c) Outstanding Stock.  As of the record date for purposes of voting
              -----------------
on the Merger, April 11, 1997, 12,034,126 shares of Fractal Common Stock were outstanding, and no shares of Fractal Preferred Stock were outstanding.

     2.2  Organization of Sub.
          -------------------

          (a) Incorporation.  Sub was incorporated under the laws of the State
              -------------
of Delaware on December 12, 1996.

          (b) Authorized Stock.  Sub is authorized to issue an aggregate of 100
              ----------------
shares of Common Stock, par value $0.001 ("Subsidiary Stock").
                                           ----------------

          (c) Outstanding Stock.  On the date hereof, an aggregate of 100 shares
              -----------------
of Subsidiary Stock are outstanding.

                                  ARTICLE III

             Articles of Incorporation of the Surviving Corporation
             ------------------------------------------------------

     3.1  Amendment of Fractal's Articles of Incorporation.  At the Effective
          ------------------------------------------------
Time of the Merger, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibit A hereto.

                                   ARTICLE IV

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

     4.1  Effect on Capital Stock.  As of the Effective Time of the Merger, by
          -----------------------
virtue of the Merger and without any action on the part of the holder of any shares of Fractal Common Stock:

          (a) Capital Stock of Sub.  Each issued and outstanding share of
              --------------------
capital stock of Sub shall be converted into one share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) Cancellation of MetaTools-Owned and Fractal-Owned Stock.  Each
              -------------------------------------------------------
share of Fractal Common Stock that is owned directly or indirectly by Sub, MetaTools or Fractal or by any wholly-owned subsidiary of MetaTools or Fractal shall be canceled and extinguished without any conversion thereof.

          (c) Conversion of Fractal Common Stock.  Each issued and outstanding
              ----------------------------------
share of Fractal Common Stock immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 4.1(b) hereof and shares, if any, held by persons exercising dissenters' rights in accordance with Chapter 13 of the California General Corporation Law ("Dissenting Shares")) shall be canceled,
                                         -----------------
extinguished and be converted automatically into the right to receive 0.749 shares of MetaTools Common Stock upon the surrender of the certificate representing each such share of Fractal Common Stock.

          (d) Stock Options.  At the Effective Time, all options to purchase
              -------------
Fractal Common Stock then outstanding shall be assumed by MetaTools in accordance with provisions described below:

              (i) At the Effective Time, each outstanding option to purchase shares of Fractal Common Stock (each, a "Fractal Option") granted under
                                         --------------
Fractal's 1993 Stock Option Plan, 1995 Stock Option Plan, 1995 Directors' Stock Option Plan and 1992 Assumed Ray Dream, Inc. Stock Option Plan (collectively the "Fractal Stock Option Plans"), whether vested or unvested, shall be, in
 --------------------------
connection with the Merger, assumed by MetaTools. Each Fractal Option so assumed by MetaTools shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Fractal Stock Option Plan and option agreement governing such Fractal Option immediately prior to the Effective Time, except that (A) such Fractal Option shall be exercisable (or will become exercisable in accordance with it terms) for that number of whole shares of MetaTools Common Stock equal to the product of the number of shares of Fractal Common Stock that were issuable upon exercise of such Fractal Option immediately prior to the Effective Time multiplied by 0.749, rounded down to the nearest whole number of shares of MetaTools Common Stock, and (B) the per share exercise price for the shares of MetaTools Common Stock issuable upon exercise of such assumed Fractal Option shall be equal to the quotient determined by dividing the exercise price per share of Fractal Common Stock at which such Fractal Option was exercisable immediately prior to the Effective Time by 0.749, rounded up to the nearest whole cent.


              (ii) Promptly following the Effective Time, MetaTools will issue to each holder of an outstanding Fractal Option a document evidencing the foregoing assumption of such Fractal Option by MetaTools.

          (e) Dissenters' Rights.  If holders of Fractal Common Stock are
              ------------------
entitled to dissenters' rights in connection with the Merger under Chapter 13 of the California General Corporation Law, any Dissenting Shares shall not be converted into MetaTools Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Chapter 13 of the California General Corporation Law.

          (f) Fractional Shares.  No fractional shares of MetaTools Common Stock
              -----------------
shall be issued, but in lieu thereof, each holder of shares of Fractal Common Stock who would otherwise be entitled to a fraction of a share of MetaTools Common Stock (after aggregating all fractional shares of MetaTools Common Stock to be received by such holder) shall be entitled to receive from MetaTools an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of MetaTools Common Stock for the ten (10) most recent days that MetaTools Common Stock has traded ending on the trading day immediately prior to the Effective, as reported on the Nasdaq National Market.

     4.2  Exchange of Certificates.
          ------------------------

          (a) Exchange Agent.  Prior to the Closing Date, MetaTools shall
              --------------
designate a bank or trust company with assets of not less than $500 million to act as exchange agent (the "Exchange Agent") in the Merger.
                            --------------

          (b) MetaTools to Provide Common Stock.  Promptly after the Effective
              ---------------------------------
Time, MetaTools shall make available to the Exchange Agent for exchange in accordance with Section 4.1 herein, the aggregate number of shares of MetaTools Common Stock issuable in exchange for outstanding shares of Fractal Common Stock.

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Fractal Common Stock (the "Certificates") and
                                                             ------------
which shares were converted into the right to receive shares of MetaTools Common Stock, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as MetaTools may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of MetaTools Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by MetaTools, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of MetaTools Common Stock, plus cash in lieu of fractional shares, to which such holder is entitled, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Fractal Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of MetaTools Common Stock into which such shares of Fractal Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions with respect to MetaTools Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of MetaTools Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of MetaTools Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MetaTools Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of
              ----------------------
MetaTools Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to MetaTools or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of MetaTools Common Stock in any name other than that of the registered holder of the Certificate surrendered, or will have established to the satisfaction of MetaTools or any agent designated by it that such tax has been paid or is not payable.

          (f) No Further Ownership Rights in Fractal Common Stock.  All shares
              ---------------------------------------------------
of MetaTools Common Stock issued upon the surrender for exchange of shares of Fractal Common Stock in accordance with the terms of this Section 4.2 (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Fractal Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Fractal Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided herein.

          (g) Lost, Stolen or Destroyed Certificates.  In the event any
              --------------------------------------
Certificates evidencing shares of Fractal Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of MetaTools Common Stock and cash for fractional shares, if any; provided, however, that MetaTools may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against MetaTools or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE V

                                  Termination
                                  -----------

     5.1  Termination by Mutual Agreement.  Notwithstanding the approval of this
          -------------------------------
Merger Agreement by the shareholders of Fractal, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of the Constituent Corporations.

     5.2  Termination of Reorganization Agreement.  Notwithstanding the approval
          ---------------------------------------
of this Merger Agreement by the shareholders of Fractal, this Merger Agreement shall terminate forthwith if the Reorganization Agreement is terminated as provided therein.

     5.3  Effects of Termination.  In the event of the termination of this
          ----------------------
Merger Agreement, this Merger Agreement shall become void and there shall be no liability on the part of either Fractal or Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

                                   ARTICLE VI

                               General Provisions
                               ------------------

     6.1  Amendment.  This Merger Agreement may be amended by the parties hereto
          ---------
any time before or after approval hereof by the shareholders of Fractal, but after such approval, no amendment shall be made that by law requires the further approval of shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.2  Service of Process.  The Surviving Corporation may be served with
          ------------------
process in Delaware in any proceeding for enforcement of any obligation of Sub, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law. The Surviving Corporation irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. A copy of such process may be mailed by the Secretary of State of Delaware to the Surviving Corporation c/o MetaCreations Corporation, 6303 Carpinteria Avenue, Carpinteria, CA 93013, Attn: Terance Kinninger, Chief Financial Officer.

     6.3  Counterparts.  This Merger Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     6.4  Governing Law.  This Merger Agreement shall be governed by and
          -------------
construed and enforced in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of California.

     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                FRACTAL DESIGN CORPORATION


                                By:   /s/ Mark Zimmer
                                     -------------------------------------
                                     Mark Zimmer
                                     President and Chief Executive Officer


                                By:   /s/ Craig Johnson
                                     -------------------------------------
                                     Craig Johnson
                                     Secretary


                                ROOK ACQUISITION CORP.


                                By:   /s/ John Wilczak
                                     -------------------------------------
                                     John Wilczak
                                     President


                                By:   /s/ Jeffrey Saper
                                     -------------------------------------
                                     Jeffrey Saper
                                     Secretary

                                   EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           FRACTAL DESIGN CORPORATION



                                   Article I

     The name of this corporation is "Fractal Design Corporation."


                                   Article II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  Article III

     This corporation is authorized to issue one class of stock, designated Common Stock, $.001 par value. The total number of shares of Common Stock which this corporation is authorized to issue is One Hundred (100).


                                   Article IV

     (a) Limitation of Director's Liability.  The liability of the directors of
         ----------------------------------
this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) Indemnification of Corporate Agents.  The corporation is authorized to
         -----------------------------------
indemnify the directors and officers to the fullest extent permissible under California law.

     (c) Repeal or Modification.  Any amendment, repeal or modification of the
         ----------------------
foregoing provision of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such amendment, repeal or modification.

                          ROOK ACQUISITION CORPORATION

                  OFFICER'S CERTIFICATE OF APPROVAL OF MERGER

     The undersigned, John Wilczak, President, and Jeffrey Saper, Secretary, do each hereby certify that:

     1. They are the President and the Secretary, respectively, of Rook Acquisition Corp., a Delaware corporation.

     2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of this corporation with and into Fractal Design Corporation, a California corporation, was duly approved by the Board of Directors and by the sole shareholder of this corporation.

     3. This corporation has one authorized class of shares, designated Common Stock. The number of shares of Common Stock outstanding and entitled to vote upon the merger was 100 shares.

     4. Common Stock of MetaTools, Inc., a corporation organized under the laws of the state of Delaware and the parent corporation of Rook Acquisition Corp., is to be issued in the merger. No approval of the merger by the outstanding shares of MetaTools, Inc., the owner of all the outstanding shares of this corporation, is required.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 29th day of May, 1997.


                                     /s/ John Wilczak
                                     ------------------------
                                     John Wilczak
                                     President


                                     /s/ Jeffrey Saper
                                     ------------------------
                                     Jeffrey Saper
                                     Secretary



     Each of the undersigned further declares under penalty of perjury under the laws of the State of California that the matters set fourth in this Certificate are true and correct of his own knowledge.

     Executed at Carpinteria, California on May 29, 1997.


                                     /s/ John Wilczak
                                     ------------------------
                                     John Wilczak
                                     President


                                     /s/ Jeffrey Saper
                                     ------------------------
                                     Jeffrey Saper
                                     Secretary

                          FRACTAL DESIGN CORPORATION

                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

     The undersigned, Mark Zimmer, President and Chief Executive Officer, and Craig Johnson, Secretary, do each hereby certify that:

     1. They are the President and Chief Executive Officer and Secretary, respectively, of Fractal Design Corporation, a California corporation.

     2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of Rook Acquisition Corp., a Delaware corporation, with and into this corporation, was duly approved by the Board of Directors and shareholders of this corporation.

     3. This corporation has two authorized classes of shares, designated as Common Stock and Preferred Stock. The number of shares of Common Stock entitled to vote upon the merger was 12,034,126 shares. There are no outstanding shares of Preferred Stock. No shares of Preferred Stock were entitled to vote upon the merger.

     4. The principal terms of the Agreement and Plan of Merger were approved by this corporation by the vote of a number of shares of Common Stock which equaled or exceeded the vote required. The percentage vote required for such approval was more than 50% of the Common Stock issued and outstanding as of the record date.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 29th day of May, 1997.


                                /s/ Mark Zimmer
                                --------------------------------------
                                Mark Zimmer
                                President and Chief Executive Officer



                                /s/ Craig Johnson
                                --------------------------------------
                                Craig Johnson
                                Secretary


     Each of the undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his own knowledge.

     Executed at Scotts Valley, California, on May 29, 1997.


                                /s/ Mark Zimmer
                                --------------------------------------
                                Mark Zimmer
                                President and Chief Executive Officer



     Executed at Palo Alto, California, on May 29, 1997.


                                /s/ Craig Johnson
                                --------------------------------------
                                Craig Johnson
                                Secretary